Exhibit 99.1

PPD Reports First Quarter 2021 Results

WILMINGTON, N.C. (April 27, 2021) - PPD, Inc. (Nasdaq: PPD), a leading global contract research organization, today reported its financial results for the first quarter ended March 31, 2021.

Highlights
•Net authorizations growth of 39.3% over first quarter 2020 to $1,481.6 million, resulting in a net book-to-bill ratio of 1.46x on a historical basis
•Ending backlog growth of 18.7% over first quarter 2020 to $8,682.5 million on a historical basis
•Revenue of $1,378.4 million, representing growth of 28.5% over first quarter 2020
•Net income attributable to common stockholders of $74.5 million
•Adjusted EBITDA of $240.9 million
•Diluted earnings per share of $0.21
•Adjusted diluted earnings per share of $0.35
“PPD’s strong financial performance has continued,” said David Simmons, PPD’s chairman and CEO. “In addition, our more than 39% growth in net authorizations further underscores the demand for our differentiated capabilities across both the clinical development and labs services segments. Our talented colleagues have extended their track record of gaining share and delivering for customers. As we now anticipate joining Thermo Fisher Scientific later this year, the opportunities to bring meaningful innovation to market faster and more efficiently are as solid as ever.”
First Quarter 2021 Results
Revenue for the three months ended March 31, 2021 increased 28.5% to $1,378.4 million, compared to $1,072.5 million for the three months ended March 31, 2020. At the segment level, Clinical Development Services revenue of $1,117.4 million grew 28.3% and Laboratory Services revenue of $261.0 million grew 29.5%, each compared to the three months ended March 31, 2020.
Net income attributable to common stockholders for the three months ended March 31, 2021 was $74.5 million, or $0.21 per diluted share, compared to $4.2 million, or $0.01 per diluted share, for the three months ended March 31, 2020. Adjusted net income for the three months ended March 31, 2021 was $124.8 million, or $0.35 per diluted share, compared to adjusted net income of $76.5 million, or $0.24 per diluted share, for the three months ended March 31, 2020.
Adjusted EBITDA for the three months ended March 31, 2021 was $240.9 million, compared to $196.9 million for the three months ended March 31, 2020.
Important disclosures about, and reconciliations of, non-GAAP measures to their most directly comparable GAAP measures, including adjusted net income, adjusted diluted earnings per share and adjusted EBITDA, are provided in the “Non-GAAP Financial Measures” section of this press release.
Backlog and Net Authorizations
The following tables provide select information related to PPD’s backlog and net authorizations as of and for the three months ended March 31, 2021, compared to the three months ended March 31, 2020:

	Historical Basis		ASC 606 Direct Basis		ASC 606 Basis
(dollars in millions)	2021	% Change	2021	% Change	2021	% Change
Net authorizations	$1,481.6	39.3%	$1,481.6	39.3%	$2,193.9	54.8%
Ending backlog	8,682.5	18.7%	9,020.6	19.1%	13,053.2	22.9%
Backlog conversion	12.4%		11.4%		11.3%
Net book-to-bill	1.46x		1.52x		1.59x

Financial Position
As previously disclosed, on January 13, 2021, PPD entered into and closed a new (i) $3,050.0 million aggregate principal amount senior secured first-lien term loan facility (the “New Term Loan”) maturing in January 2028 and (ii) $600.0 million committed principal amount senior secured first-lien revolving credit facility maturing in January 2026. The proceeds from borrowings under the New Term Loan, together with cash on hand, were used to (i) refinance in full the principal amount outstanding and accrued and unpaid interest, fees and other amounts then due and owing under the then-existing credit agreement and (ii) pay fees and expenses relating to the new credit agreement.
As of March 31, 2021, cash and cash equivalents were $826.4 million, gross debt was $4,301.4 million and net debt was $3,474.9 million, resulting in a net leverage ratio of 3.8x trailing 12 month adjusted EBITDA.
As of March 31, 2021, PPD had $598.4 million of borrowing capacity under its revolving credit facility. Total liquidity, which is comprised of PPD’s borrowing capacity under its revolving credit facility and cash and cash equivalents of $826.4 million, was $1,424.8 million as of March 31, 2021, representing 60.7% growth compared to March 31, 2020.
Financial Guidance
Due to the proposed merger with Thermo Fisher previously announced on April 15, 2021, which is subject to regulatory approvals in addition to the satisfaction of customary closing conditions, PPD will no longer be providing financial guidance.
Webcast and Conference Call Details
PPD will host a conference call on Wednesday, April 28, 2021 at 8 a.m. (U.S. Eastern Time) to report its first quarter 2021 financial results. The conference call can be accessed live over the phone by dialing +1 877 407 0784, or for international callers, +1 201 689 8560. Due to the proposed merger, there will be no opportunity to ask questions on the conference call.
Investors and other interested parties also may listen to a live webcast of the conference call by logging onto the investors section of PPD’s website at https://investors.ppd.com. An online replay will be available after the call and can be accessed by dialing +1 844 512 2921, or for international callers, +1 412 317 6671. The passcode for the live conference call and the replay is 13717929. The audio replay will be available until Wednesday, May 12, 2021.
About PPD
PPD is a leading global contract research organization providing comprehensive, integrated drug development, laboratory and lifecycle management services. Our customers include pharmaceutical, biotechnology, medical device, academic and government organizations. With offices in 47 countries and more than 27,000 professionals worldwide, PPD applies innovative technologies, therapeutic expertise and a firm commitment to quality to help customers bend the cost and time curve of drug development and optimize value in delivering life-changing therapies to improve health. For more information, visit www.ppd.com.
PPD Contacts

Media:	Investors:
Ned Glascock	Tracy Krumme
+1 910 558 8760	+1 910 558 4186
media@ppd.com	investors@ppd.com

Forward-Looking Statements
This press release contains forward-looking statements. These statements often include words such as “anticipate,” “expect,” “suggest,” “plan,” “believe,” “intend,” “project,” “forecast,” “estimates,” “targets,” “projections,” “should,” “could,” “would,” “may,” “might,” “will,” and other similar expressions. We base these forward-looking statements on our current expectations, plans and assumptions that we have made in light of our experience in the industry, as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances at this time, including the impact from the COVID-19 pandemic. As you consider this press release, you should understand that these statements are not guarantees of performance or results. The forward-looking statements contained herein are subject to and involve risks, uncertainties and assumptions and you should not place undue reliance on these forward-looking statements. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our actual financial results, including uncertainties associated with the transaction with Thermo Fisher Scientific Inc. (“Thermo Fisher”); the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the inability to complete the proposed merger due to the failure to satisfy conditions to completion of the proposed merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transaction; risks related to disruption of management's attention from our ongoing business operations due to the transaction; the effect of the announcement of the proposed merger on our relationships with customers, operating results and business generally; the risk that the proposed merger will not be consummated in a timely manner; the costs of the proposed merger if the proposed merger is not consummated; restrictions imposed on our business during the pendency of the proposed merger; potential litigation instituted against us or our directors challenging the proposed merger; the impact from the COVID-19 pandemic, and our ability to achieve our projected financial guidance, and therefore actual results might differ materially from those expressed in these forward-looking statements. Some of the factors, risks and uncertainties that might materially affect the forward-looking statements contained herein and may make an investment in our securities speculative or risky include, but are not limited to, the following: any failure of our backlog to accurately predict or convert into future revenue; the fact that our customers can terminate, delay or reduce the scope of our contracts with them upon short notice or with no notice; the impact of industry, customer and therapeutic area concentration; consolidation amongst our customers, and the potential for rationalization of the combined drug development pipeline, resulting in fewer products in clinical development; our ability to accurately price our contracts and manage our costs associated with performance of such contracts; any failures in our information and communication systems, including cybersecurity breaches, impacting us or our customers, clinical trial participants or employees; our dependence on our technology network, and the impact from upgrades to the network; any failure to perform services in accordance with contractual requirements, regulatory standards and ethical standards; our ability to access clinical research sites, attract suitable investigators or enroll a sufficient number of patients (including as a result of the COVID-19 pandemic) for our customers’ clinical trials; any failure by us to comply with numerous privacy laws; our ability to keep pace with rapid technological changes that could make our services less competitive or obsolete; our ability to recruit, retain and motivate key personnel, including the loss of any key executive who becomes seriously ill with COVID-19; our dependence on third parties for critical goods and support services, including a significant impact from the COVID-19 pandemic on our suppliers; any violation of laws, including laws governing the conduct of clinical trials or other biopharmaceutical research, and anti-corruption laws, such as the U.S. Foreign Corrupt Practices Act and the United Kingdom Bribery Act of 2010; competition between our existing and potential customers and the potential negative impact on our business; our management of business restructuring transactions and the integration of acquisitions; risks related to the drug and medical device development services industry that could result in potential liability that could affect our business, reputation and financial condition; any failure of our insurance to cover the potential liabilities, including indemnification obligations, associated with the operation of our business and provision of services and changes to our insurance coverage; our use of biological and hazardous materials, which could violate law or cause injury or death, resulting in liability; international or U.S. economic, currency, political and other risks, such as those from the COVID-19 pandemic; disruptions to our operations by the occurrence of a natural disaster, pandemic (such as the COVID-19 pandemic), or other catastrophic events; the current and uncertain future impact from the COVID-19 pandemic on our business, growth, reputation, prospects, financial condition, results of operations (including components of our financial results), cash flows and liquidity; changes in tax laws, such as U.S. tax reform, or interpretations of existing tax laws; economic conditions, import/export implications and regulatory changes relating to the United Kingdom’s exit from the European Union; any inability to adequately protect our intellectual property or the security of our systems and the data stored therein; our investments in third parties, which are illiquid and subject to loss; the substantial value of our goodwill and intangible assets, which we might not fully realize, resulting in impairment losses; difficult and volatile conditions in the capital and credit markets and in the overall economy, including those caused by the COVID-19 pandemic; the fragmented and highly competitive nature of the drug development services industry; changes in trends in the biopharmaceutical industry, including decreases in research and development spending and outsourcing; the potential adverse effect that the political, economic and/or regulatory influences and changes impacting the United States and international healthcare industry could have on both our customers’ and our businesses, including as a result of healthcare reform; any patent or other intellectual property litigation we might be involved in; risks related to our indebtedness; risks related to ownership of our common stock; the significant influence certain stockholders have over us; other factors beyond our control; and other risk factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as such factors may be further updated from time to time in our periodic filings with the SEC, copies of which are available free of charge on the SEC website at www.sec.gov. These cautionary statements should not be construed by you to be exhaustive and are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Backlog and Net Authorizations
Revenue is comprised of direct, third-party pass-through and out-of-pocket revenue from providing services to customers. Direct revenue represents revenue associated with the direct services. Third-party pass-through and out-of-pocket revenue (collectively, “indirect revenue”) represents the reimbursement by customers of third-party pass-through and out-of-pocket costs incurred by PPD under its contracts with customers.
PPD has continued to report backlog and net authorizations on a basis that excludes indirect revenues and the impact of Accounting Standards Codification (“ASC”) 606 (“ASC 606”) on direct revenue (“Historical Basis”). PPD also assesses backlog and net authorizations on an ASC 606 direct revenue basis (“ASC 606 Direct Basis”) and on an ASC 606 total direct and indirect revenue basis (“ASC 606 Basis”).
Net authorizations represent new business awards, net of award or contract modifications, contract cancellations, foreign currency fluctuations and other adjustments. Backlog for all periods represents anticipated revenues for work not yet completed or performed (i) under signed contracts, letters of intent and, in some cases, awards that are supported by other forms of written communication and (ii) where there is sufficient or reasonable certainty about the customer’s ability and intent to fund and commence the services within six months. Backlog conversion represents quarterly revenues for the period divided by opening backlog for that period. The net book-to-bill ratio represents the amount of net authorizations for the period divided by revenues recognized in that period.
Backlog might not be a reliable indicator of future revenue and PPD might not realize all or any part of the revenue from the authorizations in backlog as of any point in time.
Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), this press release contains certain non-GAAP financial measures, including adjusted EBITDA, adjusted net income, adjusted diluted earnings per share, net debt, net leverage ratio and total liquidity. A non-GAAP financial measure is generally defined as a numerical measure of a company’s financial performance or financial position that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP.
Adjusted EBITDA consists of net income or loss attributable to common stockholders of PPD, adjusted for changes in recapitalization investment portfolio consideration and net income or loss attributable to noncontrolling interest and before interest expense, net, provision for or benefit from income taxes and depreciation and amortization and eliminates (i) non-operating income or expense and (ii) impacts of certain non-cash, unusual or other items that are included in net income or loss that we do not consider indicative of our ongoing operating performance. Adjusted net income (and adjusted diluted earnings per share) consists of net income or loss (and diluted earnings or loss per share) attributable to common stockholders of PPD before amortization and the elimination of (i) non-operating income or expense and (ii) impacts of certain non-cash, unusual or other items that are included in net income or loss that we do not consider indicative of our ongoing operating performance. In the case of adjusted EBITDA, adjusted net income and adjusted diluted earnings per share, we believe that making such adjustments provides management and investors meaningful information to understand our operating performance and the ability to analyze financial and business trends on a period-to-period basis. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we note that revenue generated from such intangibles is included within revenue in determining net income or loss attributable to common stockholders of PPD. Net debt consists of the outstanding principal balance of the term loan, senior unsecured notes, finance lease obligations and revolving credit borrowings, less cash and cash equivalents, and the net leverage ratio is equal to net debt divided by trailing 12-month adjusted EBITDA.
Other companies in our industry may calculate adjusted EBITDA, adjusted net income, adjusted diluted earnings per share, net debt, net leverage ratio and total liquidity differently than we do. As a result, these non-GAAP financial measures have limitations as analytical and comparative tools and should not be considered in isolation, or as a substitute for analysis of our results as reported under GAAP. Adjusted EBITDA, adjusted net income, adjusted diluted earnings per share, net debt, net leverage ratio and total liquidity should not be considered as measures of discretionary cash available to us to invest in the growth of our business. In calculating these performance and liquidity financial measures, we make certain adjustments that are based on assumptions and estimates that may prove to have been inaccurate. Our presentation of adjusted EBITDA, adjusted net income, adjusted diluted earnings per share, net debt, net leverage ratio and total liquidity should not be construed as an inference that our future results and financial position will be unaffected by unusual items.

Beginning in the first quarter of 2021, PPD made certain presentation changes as described below to the reconciliations of (i) adjusted EBITDA and (ii) adjusted net income, in each case, to net income (loss) calculated in accordance with GAAP. The presentation changes had no impact on previously reported adjusted EBITDA or adjusted net income for any prior period. In order to provide comparability between the 2021 period and the corresponding 2020 period, PPD recast its historical reconciliations of adjusted EBITDA and adjusted net income to net income (loss) calculated in accordance with GAAP to conform to the new presentation.
For the purposes of reconciling both adjusted EBITDA and adjusted net income to net income (loss) calculated in accordance with GAAP, PPD now presents the provision for (benefit from) income taxes as a separate reconciling item. In addition, for the purposes of reconciling adjusted net income to net income (loss) calculated in accordance with GAAP, each of (i) adjusted income before provision for (benefit from) income taxes and (ii) adjusted provision for (benefit from) income taxes are now presented as reconciling items. The new presentation differs from PPD’s historical practice of aggregating periodic reconciling items to present a total of all such adjustments in connection with the calculation of adjusted net income. PPD believes the new presentation will assist investors and other users of the supplemental non-GAAP financial information, primarily in evaluating the periodic adjusted provision for (benefit from) income taxes and related periodic adjusted tax rates.
In addition, for both the reconciliation of adjusted EBITDA and the reconciliation of adjusted net income to GAAP net income, the amount of PPD’s equity in losses of unconsolidated affiliates is now presented as a separate reconciling item as opposed to the historical practice of being included within the reconciling item titled “other adjustments”. PPD believes the separate presentation of equity in losses of unconsolidated affiliates provides additional detail that will assist investors and other users of the financial statements in evaluating the differences between non-GAAP financial measures and their most directly comparable GAAP measures.

PPD, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended March 31,
	2021	2020
Revenue	$1,378,380	$1,072,462

Operating costs and expenses:
Direct costs, exclusive of depreciation and amortization	477,624	414,439
Reimbursed costs	380,837	250,850
Selling, general and administrative expenses	293,936	247,776
Depreciation and amortization	73,143	66,315
Long-lived asset impairment	1,584	—
Total operating costs and expenses	1,227,124	979,380
Income from operations	151,256	93,082
Interest expense, net	(47,212)	(64,710)
Loss on extinguishment of debt	(10,677)	(50,065)
Loss on investments	(37,229)	(26,872)
Other income, net	9,004	29,294
Income (loss) before provision for (benefit from) income taxes	65,142	(19,271)
Provision for (benefit from) income taxes	15,053	(7,717)
Income (loss) before equity in losses of unconsolidated affiliates	50,089	(11,554)
Equity in losses of unconsolidated affiliates, net of income taxes	(2,753)	(1,566)
Net income (loss)	47,336	(13,120)
Net income attributable to noncontrolling interest	(1,455)	(2,718)
Net income (loss) attributable to PPD, Inc.	45,881	(15,838)
Recapitalization investment portfolio consideration	28,612	20,062
Net income attributable to common stockholders of PPD, Inc.	$74,493	$4,224

Earnings per share attributable to common stockholders of PPD, Inc.:
Basic	$0.21	$0.01
Diluted	$0.21	$0.01
Weighted-average common shares outstanding:
Basic	350,431	318,221
Diluted	357,662	322,424

PPD, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands, except par value)

	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$826,425	$767,999
Accounts receivable and unbilled services, net	1,835,088	1,609,718
Income taxes receivable	24,782	22,386
Prepaid expenses and other current assets	155,039	146,100
Total current assets	2,841,334	2,546,203

Property and equipment, net	502,852	496,474
Investments in unconsolidated affiliates	39,524	43,178
Investments	229,884	265,894
Goodwill, net	1,813,840	1,820,208
Intangible assets, net	707,623	748,404
Other assets	175,087	201,643
Operating lease right-of-use assets	157,854	171,839
Total assets	$6,467,998	$6,293,843
Liabilities, Redeemable Noncontrolling Interest and Stockholders’ Deficit
Current liabilities:
Accounts payable	$171,079	$176,341
Accrued expenses:
Payables to investigators	465,861	404,654
Accrued employee compensation	260,037	331,156
Other accrued expenses	221,693	195,779
Income taxes payable	28,786	21,206
Unearned revenue	1,224,256	1,060,544
Current portion of operating lease liabilities	47,907	51,643
Current portion of long-term debt and finance lease obligations	35,000	36,238
Total current liabilities	2,454,619	2,277,561

Accrued income taxes	21,693	18,658
Deferred tax liabilities	50,816	54,535
Recapitalization investment portfolio liability	163,311	191,923
Long-term operating lease liabilities, less current portion	126,860	137,657
Long-term debt and finance lease obligations, less current portion	4,212,710	4,226,192
Other liabilities	43,734	98,908
Total liabilities	7,073,743	7,005,434
Redeemable noncontrolling interest	34,371	34,929
Stockholders’ deficit:
Preferred stock - $0.01 par value; 100,000 shares authorized
None issued and outstanding	—	—
Common stock - $0.01 par value; 2,000,000 shares authorized
351,609 shares issued and 350,935 shares outstanding as of March 31, 2021 and
350,858 shares issued and 350,132 shares outstanding as of December 31, 2020	3,516	3,509
Treasury stock, at cost, 674 and 726 shares as of March 31, 2021 and
December 31, 2020, respectively	(12,461)	(13,268)
Additional paid-in-capital	1,833,774	1,819,892
Accumulated deficit	(2,197,315)	(2,271,808)
Accumulated other comprehensive loss	(267,630)	(284,845)
Total stockholders’ deficit	(640,116)	(746,520)
Total liabilities, redeemable noncontrolling interest and stockholders’ deficit	$6,467,998	$6,293,843

PPD, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Three Months Ended March 31,
	2021	2020
Cash flows from operating activities:
Net income (loss)	$47,336	$(13,120)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	73,143	66,315
Long-lived asset impairment	1,584	—
Stock-based compensation expense	7,500	5,272
Operating lease right-of-use asset expense	12,174	9,819
Loss on investments	37,229	26,872
Deferred income tax (benefit) expense	(12,201)	8,790
Loss on extinguishment of debt	10,677	50,065
Other	7,965	12,839
Change in operating assets and liabilities:
Accounts receivable and unbilled services, net	(230,883)	(61,700)
Prepaid expenses and other current assets	(5,508)	22,135
Other assets	16,475	(9,546)
Income taxes, net	8,533	(18,767)
Accounts payable, accrued expenses and other liabilities	28,069	(48,119)
Operating lease liabilities	(12,742)	(9,868)
Unearned revenue	158,802	(21,614)
Net cash provided by operating activities	148,153	19,373
Cash flows from investing activities:
Purchases of property and equipment	(26,811)	(42,768)
Capital contributions paid for investments	(1,219)	(452)
Net cash used in investing activities	(28,030)	(43,220)
Cash flows from financing activities:
Proceeds from New Term Loan	3,034,750	—
Redemption of 2015 Term Loan	(3,064,006)	—
Borrowing on revolving credit facility	—	150,000
Redemption of HoldCo Notes	—	(1,464,500)
Payments on long-term debt and finance leases	(999)	(10,427)
Payment of debt issuance costs	(23,018)	—
Net proceeds from initial public offering	—	1,774,941
Recapitalization investment portfolio distribution	(12,819)	—
Proceeds from exercise of stock options	9,311	2,709
Payments related to tax withholdings for stock-based compensation	(2,199)	—
Purchase of treasury stock	—	(865)
Net cash (used in) provided by financing activities	(58,980)	451,858
Effect of exchange rate changes on cash and cash equivalents	(2,717)	(34,834)
Net increase in cash and cash equivalents	58,426	393,177
Cash and cash equivalents, beginning of the period	767,999	345,187
Cash and cash equivalents, end of the period	$826,425	$738,364

PPD, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended March 31,		Twelve Months Ended March 31, 2021
	2021	2020
Net income attributable to common stockholders of PPD, Inc.	$74,493	$4,224	$190,422
Recapitalization investment portfolio consideration	(28,612)	(20,062)	24,988
Net income attributable to noncontrolling interest	1,455	2,718	5,602
Net income (loss)	47,336	(13,120)	221,012

Reconciliation to Adjusted EBITDA:
Interest expense, net	47,212	64,710	199,434
Provision for (benefit from) income taxes	15,053	(7,717)	41,575
Depreciation and amortization	73,143	66,315	285,944
Stock-based compensation expense	7,500	5,272	23,502
Option holder special bonuses (a)	719	2,105	4,902
Other (income) expense, net	(9,004)	(29,294)	83,030
Long-lived asset impairment	1,584	—	2,998
Sponsor fees and related costs (b)	—	448	—
Severance and charges for other cost reduction activities (c)	256	754	1,807
Transaction-related and public company transition costs (d)	2,414	3,625	8,966
Loss on extinguishment of debt	10,677	50,065	54,146
Loss (gain) on investments (e)	37,229	26,872	(42,380)
Equity in losses of unconsolidated affiliates (f)	2,753	1,566	9,374
Other adjustments (g)	4,028	25,257	25,409
Adjusted EBITDA	$240,900	$196,858	$919,719

Reconciliation to Adjusted Net Income:
Net income (loss)	$47,336	$(13,120)
Provision for (benefit from) income taxes	15,053	(7,717)
Amortization of intangible assets	38,600	39,697
Amortization of debt issuance costs and debt discount	1,923	3,857
Amortization of accumulated other comprehensive income on derivatives	—	(2,342)
Stock-based compensation expense	7,500	5,272
Option holder special bonuses (a)	719	2,105
Other income, net	(9,004)	(29,294)
Long-lived asset impairment	1,584	—
Sponsor fees and related costs (b)	—	448
Severance and charges for other cost reduction activities (c)	256	754
Transaction-related and public company transition costs (d)	2,414	3,625
Loss on extinguishment of debt	10,677	50,065
Loss on investments (e)	37,229	26,872
Equity in losses of unconsolidated affiliates (f)	2,753	1,566
Other adjustments (g)	4,028	25,257
Adjusted income before provision for income taxes	161,068	107,045
Adjusted provision for income taxes (h)	36,274	30,537
Adjusted net income	$124,794	$76,508

Diluted weighted-average common shares outstanding	357,662	322,424

Adjusted diluted earnings per share	$0.35	$0.24

PPD, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Measures
(unaudited)
(in thousands, except net leverage ratio)

Calculation of Net Leverage Ratio as of March 31, 2021
Gross debt	$4,301,368
Less: Cash and cash equivalents	826,425
Net debt	$3,474,943
Trailing twelve month adjusted EBITDA	$919,719
Net leverage ratio (net debt/trailing 12 month adjusted EBITDA)	3.8	x
____________________
(a) Represents PPD’s costs associated with special cash bonuses paid to PPD’s option holders.
(b) Represents management fees incurred under consulting services agreements with certain investment funds of Hellman & Friedman LLC and its affiliates and The Carlyle Group Inc. and its affiliates. These consulting services agreements terminated upon consummation of PPD’s initial public offering (“IPO”).
(c) Represents employee separation costs, exit and disposal costs associated with the full or partial exit of certain leased facilities, costs associated with planned employee reorganizations and other contract termination costs from various cost-reduction activities.
(d) Represents integration and transaction costs incurred with completed or contemplated acquisitions, costs incurred in connection with PPD’s IPO, secondary offering, other transaction costs and costs associated with PPD’s public company transition.
(e) Represents the fair value accounting gains or losses primarily from PPD’s investments in Auven Therapeutics Holdings, L.P. and venBio Global Strategic Fund, L.P.
(f) Represents unconsolidated losses from PPD’s equity method investments in Medable, Inc. and Science 37, Inc.
(g) Other adjustments include amounts that management believes are not representative of our operating performance. These adjustments include implementation costs associated with a new enterprise resource planning application, one-time costs incurred in 2020 associated with the termination of a long-term incentive program which has been replaced by a traditional stock-based program in 2020, advisory costs associated with the adoption of new accounting standards, one-time costs and income associated with the COVID-19 pandemic and other unusual charges or income.
(h) Represents the estimated tax effect on adjusted income before provision for income taxes using applicable statutory rates and other adjustments that are not representative of PPD’s operating performance.